UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 11, 2018

MyDx, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55596	99-0384160
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6335 Ferris Square, Suite B

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

800-814-4550
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Eagle and GSC Securities Purchase Agreements

Effective October 11, 2018, MyDx, Inc. (the “Company”) entered into a securities purchase agreement (the “Eagle Purchase Agreement”) with Eagle Equities, LLC (“Eagle”), pursuant to which Eagle purchased an 8% unsecured convertible promissory note (the “Eagle Note”) from the Company in the aggregate principal amount of $181,500.00, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of Eagle.

Effective October 11, 2018 the Company entered into a securities purchase agreement (the “GSC Purchase Agreement” and together with the Eagle Purchase Agreement, the “SPAs”) with GS Capital Partners LLC, (“GSC”, and together with Eagle, the “Investors”), pursuant to which GSC purchased an 8% unsecured convertible promissory note (the “GSC Note” and together with the Eagle Note, the “Notes”) from the Company in the aggregate principal amount of $102,000.00, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of GSC.

The purchase price of $181,500.00, and of $102,000.00, of the Eagle Note and the GSC Note, respectively, was paid in cash by the Investors on October 11, 2018. After payment of transaction-related expenses, net proceeds to the Company from the Eagle Note and the GSC Note totaled $165,000.00 and $95,000.00, respectively.

The maturity date of the Notes is October 11, 2019 (the “Maturity Date”). The Notes shall bear interest at a rate of eight percent (8%) per annum (the “Interest Rate”), which interest shall be paid by the Company to the Investors in shares of common stock at any time Eagle or GSC sends a notice of conversion to the Company (the “Notice of Conversion”). The Investors are entitled to, at their option, convert all or any amount of the principal face amount and any accrued but unpaid interest of their respective Notes into shares of the Company’s common stock, at any time, at a conversion price for each share of common stock equal to 65% multiplied by the lowest closing bid price of the common stock as reported on the marketplace upon which the Company’s shares are traded during the fifteen (15) trading day period ending on the day upon which a Notice of Conversion is received by the Company.

The Notes may be prepaid until 180 days from the issuance date with the following penalties: (i) if any of the Notes is prepaid within thirty (30) days of the issuance date, then the prepayment premium shall be 105% of the face amount plus any accrued interest; (ii) if any of the Notes is prepaid during the period beginning on the date which is thirty-one (31) days following the issuance date, and ending on the date which is sixty (60) days following the issuance date, then the prepayment premium shall be 110% of the face amount plus any accrued interest; (iii) if any of the Notes is prepaid during the period beginning on the date which is sixty-one (61) days following the issuance date, and ending on the date which is ninety (90) days following the issuance date, then the prepayment premium shall be 115% of the face amount plus any accrued interest; (iv) if any of the Notes is prepaid during the period beginning on the date which is ninety-one (91) days following the issuance date, and ending on the date which is one hundred twenty (120) days following the issuance date, then the prepayment premium shall be 120% of the face amount plus any accrued interest; (v) if any of the Notes is prepaid during the period beginning on the date which is one hundred twenty-one (121) days following the issuance date, and ending on the date which is one hundred fifty (150) days following the issuance date, then the prepayment premium shall be 125% of the face amount plus any accrued interest; and (vi) if any of the Notes is prepaid during the period beginning on the date which is one hundred fifty-one (151) days following the issuance date, and ending on the date which is one hundred eighty (180) days following the issuance date, then the prepayment premium shall be 130% of the face amount plus any accrued interest. Such prepayment redemptions must be closed and funded within three days of giving notice of redemption or the right to redeem shall be null and void.

The Company shall reserve 532,000,000, and 299,000,000, of its authorized and unissued common stock free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of the Eagle Note (the “Eagle Reserved Amount”), and the GSC Note (the “GSC Reserved Amount” and together with the Eagle Reserved Amount, the “Total Reserved Amount”), respectively. Upon full conversion of the Eagle Note, any shares remaining in the Eagle Reserved Amount shall be cancelled and upon full conversion of the GSC Note, any shares remaining in the GSC Reserved Amount shall be cancelled. The Company shall at all times reserve a minimum of four (4) times the number of shares required if all outstanding principal under the Notes would be fully converted and will from time to time increases the Total Reserved Amount in accordance with the Company’s obligations under the Notes.

Pursuant to the terms of the SPAs, for so long as Eagle and GSC own any shares of common stock issued upon conversion of the Notes (the “Conversion Shares”), the Company covenants to secure and maintain the listing of such shares of common stock. The Company is also subject to certain customary negative covenants under the SPAs and the Notes, including but not limited to the requirement to maintain its corporate existence and assets, subject to certain exceptions, and not to make any offers or sales of any security under circumstances that would require registration of or stockholder approval for the Notes or the Conversion Shares.

Any shares to be issued pursuant to any conversion of the Notes shall be issued pursuant to an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”) provided in Section 4(a)(2) of the Securities Act.

The Company intends to use the proceeds from the Notes for general working capital purposes.

The Notes are long-term debt obligations that are material to the Company. The Notes contain certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the Securities and Exchange Commission (the “SEC”) and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. In the event of default, at the option of the Investors and in the Investors’ sole discretion, the Investors may consider the Notes immediately due and payable.

Amendment of October 4, 2018, GSC Purchase Agreement

Effective October 4, 2018, the Company entered into a securities purchase agreement with GSC (the “October 4th GSC Purchase Agreement”, incorporated herein with reference to Form 8-K Current Report filed with the SEC on October 9, 2018) pursuant to which GSC purchased two 8% unsecured convertible promissory notes from the Company in the aggregate principal amount of $125,000.00, comprised of the first note in the amount of $75,000.00 (the “First GSC Note”), and the second note in the amount of $50,000.00 (the “Second GSC Note”).

The Company and GSC completed the purchase and sale of the First GSC Note. The Second GSC Note was due to be funded on or before November 4, 2018. Effective, however, October 11, 2018, the Company and GSC agreed to amend the October 4th GSC Purchase Agreement (the “Amendment”) to remove all references, obligations, duties and/or rights of the Company and GSC to purchase and sell the Second GSC Note. All references, obligations, duties and/or rights relating to the Second GSC Note are of no effect and neither party is under any obligation to perform with respect to the Second GSC Note.

All other terms and conditions of the October 4th GSC Purchase Agreement remain in full force and effect.

The foregoing descriptions of the Eagle Purchase Agreement, the GSC Purchase Agreement, the Notes, the October 4th GSC Purchase Agreement and the Amendment to the October 4th GSC Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Eagle Purchase Agreement, the GSC Purchase Agreement and the Notes, copies of which are filed as, respectively, Exhibits 10.1, 10.2, 10.3, 10.4, 4.1, and 4.2. hereto.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only two recipients; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual entities and the Company; and (f) the recipients of the securities are accredited investors.

Item 9.01	Financial Statements Exhibits

Exhibit		Incorporated by Reference		Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith

4.1	8% Convertible Promissory Note, dated October 11, 2018, issued to Eagle Equities, LLC				X
4.2	8% Convertible Promissory Note, dated October 11, 2018, issued to GS Capital Partners, LLC				X
10.1	Securities Purchase Agreement, dated October 11, 2018, with Eagle Equities, LLC				X
10.2	Securities Purchase Agreement, dated October 11, 2018, with GS Capital Partners, LLC				X
10.3	Securities Purchase Agreement, dated October 4, 2018, with GS Capital Partners, LLC	8-K	10.2	2018-10-09
10.4	Amendment to the Securities Purchase Agreement, dated October 4, 2018, with GS Capital Partners, LLC				X

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MyDx, Inc.

Date: October 16, 2018	By:	/s/ Daniel Yazbeck
Daniel Yazbeck
Chief Executive Officer

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